Exhibit 3.2
BYLAWS
of the
FEDERAL HOME LOAN BANK OF DES MOINES
Article I
Offices
     Section 1. Principal Office: The principal office of the Bank is to be located in the City of Des Moines, County of Polk, State of Iowa, or at such other place as may be designated in accordance with applicable law.
     Section 2. Other Offices: In addition to its principal office, the Bank may maintain offices at any other place, or places.
ARTICLE II
Stockholders’ Meeting
     Section 1. Annual Meeting: The Board of Directors (Board) may, at its option, provide for an annual meeting of its stockholders in any particular year by the adoption of a resolution designating the date, time and place for such annual meeting. At any annual meeting of the stockholders, the Board or any officer thereof may submit such matters to the stockholders as they may deem to be appropriate.
     Section 2. Special Meetings: Special meetings of the stockholders of the Bank may be called by the Board or the executive committee and may be held at such time and place as shall be stated in a notice of meeting.
     Section 3. Notice of Meetings: Written notice of any annual or special meeting of stockholders stating the date, place, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each member not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice. Notice may be given personally, by mail sent in a postage prepaid envelope addressed to the stockholder at its address as it appears on the records of the Bank, or by telex, telecopy, facsimile, or other electronic means, to the telex, telecopy, or facsimile number or electronic address to the stockholder as it appears on the records of the Bank. Notice by mail shall be deemed given at the time when the same shall be deposited in the mail, postage prepaid. Notice by telex, telecopy, facsimile or other electronic means shall be deemed given at the time the same shall be transmitted. Any stockholder may waive notice of any meeting by submitting a signed written waiver of notice before or after the meeting. The attendance by a stockholder at a meeting shall constitute waiver of notice of such meeting unless the stockholder at the beginning of the meeting objects to the transaction of business because the meeting was not lawfully called or convened.
     Section 4. Voting: Each member of the Bank shall be entitled to vote at a meeting of the stockholders or otherwise only as and to the extent set forth in the Capital Plan of the Bank, as in effect from time to time, or applicable law and regulations.
     Section 5. Organization, Procedure: At each meeting of stockholders, the Chairperson of the Board or, in the Chairperson’s absence, the Vice Chairperson of the Board, or, in the absence of both, the Acting Chairperson shall serve as the presiding officer of the meeting. The presiding officer at each meeting shall conclusively determine the order of business, all matters of procedure and whether or not a proposal is proper business to be transacted at the meeting and has been properly brought before the meeting. The Secretary or, in the Secretary’s absence, the person whom the Chairperson of the meeting shall appoint to act as secretary, shall keep the minutes of the meeting.
ARTICLE III
Directors
     Section 1. General Powers: The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Bank shall be under the direction of, the Board.
     Section 2. Number and Qualification: The Board shall consist of such persons as shall be appointed or elected thereto in accordance with applicable law.
     Section 3. Regular Meetings: Regular meetings of the Board may be held at such time and place as shall be determined from time to time by the Board. Regular meetings may be held without notice thereof, but the Board may direct the giving of five days notice of such a meeting to each director.
     Section 4. Special Meetings: Except as otherwise specified in these bylaws, meetings of the Board or a committee thereof may be called by its Chairperson, Vice Chairperson, or the President of the Bank or upon the written request of three or more directors stating the reason therefor. Written notice of any special meeting shall stipulate the date, time and place of such meetings, and shall contain a statement of the purpose or purposes of such meetings and shall be given to each director or each committee member, as the case may be, at least twenty-four hours before the meeting if notice is given by telephone, or by being personally delivered, or sent by telex, telecopy, facsimile, or other electronic means, or five days before the meeting if notice is given by mail. Notice by mail shall be deemed given at the time when the same shall be deposited in the mail, postage prepaid, to the address of the director or committee member as reflected in the records of the Bank. Notice by telex, telecopy, facsimile or electronic means shall be deemed given at the time the same shall be transmitted to the electronic address or phone number, as the case may be, of the director or committee member as reflected in the records of the Bank. Any director may waive notice of any special meeting. The attendance at a meeting (including by way of teleconference) shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting objects to the transaction of any business because the meeting was not lawfully called or convened.
     Section 5. Teleconferences: Any regular or special meeting of the Board or any meeting of any committee may be held by means of video conferencing, conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other; provided, however, that a decision to hold a meeting in such a manner must be made by the Chairperson, or, if there is a vacancy in the position of Chairperson or during the absence or disability of the Chairperson, the Vice Chairperson, or if the Chairperson and Vice Chairperson are unavailable, the Acting Chairperson.
     Section 6. Quorum; Manner of Action: At any regular or special meeting of the Board, or a committee thereof, a majority of the directors currently holding office or a majority of the committee members, as the case may be, shall constitute a quorum for the transaction of business. Except as may be otherwise required by applicable law or these bylaws, the act of the majority of the directors or committee members, as the case may be, present at a meeting at which a quorum is present shall be the act of the Board or the committee, as the case may be. Unless otherwise required by the context, all references in these bylaws to a majority of the directors, to a majority of the Board, or similar references, shall mean a majority of directors present at a meeting at which a quorum is present. Unless otherwise required by the context, all references in these bylaws to a majority of the entire Board, or similar references, shall mean a majority of the authorized directors. In the absence of a quorum at any meeting of the Board or any committee thereof, a majority of the directors present may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors or committee members, as the case may be, unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall be given only to the directors or committee members, as the case may be, who were not present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally called meeting.
     Section 7. Officers of the Board: The officers of the Board and of each committee of the Board shall be a Chairperson and a Vice Chairperson as shall be elected by a majority of the entire Board. The Chairperson and Vice Chairperson may be either elected or appointed directors. The term of office of the Chairperson and Vice Chairperson shall be two years. If an individual’s term as a director terminates prior to the expiration of the individual’s term as Chairperson or Vice Chairperson, a new Chairperson or Vice Chairperson, as the case may be, shall be elected from among the directors by a majority of the entire Board as soon as possible thereafter. If there is a vacancy in the position of Chairperson or during the absence or disability of the Chairperson, the Vice Chairperson shall act as Chairperson. An Acting Chairperson shall be elected from among the directors by a majority vote of the entire Board to serve for any period during which the Chairperson and Vice Chairperson are not available to carry out the requirements of that position for any reason. The Chairperson of the Board shall be an ex officio member of each committee of the Board. The Secretary of the Bank, or in the Secretary’s absence such other individual as may be so designated by the Board, shall be the Secretary of the Board and the Secretary of each committee and shall keep the minutes thereof. The officers shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board or the committee, as the case may be.
     Section 8. Order of Business: At meetings of the Board or any committee of the Board, business shall be transacted in such order as from time to time the respective Chairperson may determine. At all meetings of the Board or any committee of the Board, the respective Chairperson, or in the Chairperson’s absence the respective Vice Chairperson, or in the absence of both of these officers, the Acting Chairperson, as applicable, shall preside.
     Section 9. Resignations; Vacancies: Any director of the Bank may resign at any time by giving notice of resignation to the Bank. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. Any vacancy in the Board shall be filled in accordance with applicable law.
     Section 10. Removal: Any member of the Board or the President of the Bank may convene a meeting of the Board to determine whether the Chairperson, Vice Chairperson or Acting Chairperson should be removed from office for good cause. At such meeting, the person calling the meeting shall report fully on the reason for the meeting. If a majority of the Board determines that there is an adequate basis to conclude that good cause may exist for removal, then the Audit Committee of the Board shall be charged with the responsibility for making a full investigation of the facts bearing on whether the Chairperson, Vice Chairperson or Acting Chairperson should be removed for good cause and for recommending the action to be taken, if any, in a particular case. All Audit Committee members, unless a member is a person(s) who is the subject of the investigation, shall be permitted to participate in the deliberations and actions of the Audit Committee. The Audit Committee shall provide the person who is the subject of the investigation with a reasonable opportunity to be heard and to respond to the charges. After completion of the investigation, the Audit Committee shall report to the Board at a regular meeting or a special meeting called for such purpose with respect to its investigation and its recommendation as to action to be taken, if any. Upon receiving such recommendation, the Board by majority vote of the directors, except for the person(s) who is the subject of the investigation, may remove the respective Chairperson, Vice Chairperson or Acting Chairperson for good cause. Removal of the Chairperson, Vice Chairperson or Acting Chairperson shall not affect such individual’s right to continue as a director.
     Section 11. Action in Lieu of Meeting. Unless restricted by law, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if a majority of the directors currently holding office or members of such committee, as the case may be, give their written consent thereto and such writing or writings are filed with the minutes of the Board or the committee, as the case may be.

ARTICLE IV
Committees
     Section 1. Executive Committee: The Board shall from time to time select from its number an executive committee of at least five members, and designate the Chairperson and Vice Chairperson thereof. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the direction of the affairs of the Bank; provided, however, that the Executive Committee shall possess no authority to (i) appoint the President of the Bank; or (ii) amend or repeal these bylaws or (iii) take any other action specifically reserved by law, regulation, the Organization Certificate or these bylaws for action solely by the full Board. All actions by the Executive Committee shall be reported to the Board at its meeting next succeeding such action.
     Section 2. Other Committees: The Board may delegate from time to time to suitable committees any duties that are required to be executed during the intervals between the meetings of the Board, and such committees shall report to the Board when and as required. Any committee so established shall have and may exercise all of the authority granted to it and shall operate in accordance with these bylaws. Such committees shall be selected so as to employ the services as nearly as feasible of all of the membership of the Board, and the Board by resolution from time to time may change the members of such committees. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board, or any director, of any responsibility imposed by law, regulation, or these bylaws.
     Section 3. Alternate Committee Members: If any member of a committee is unavailable for duty, any other member of the Board who may be selected by the Chairperson of the Board or the Chairperson of the committee may serve and shall be empowered to act as an alternate member of the committee. In the event of a national emergency, if all of the persons authorized to call a meeting of a committee are unavailable for duty, a meeting may be called by any other member of the Board or the President.
ARTICLE V
Officers and Employees
     Section 1. Officers: The officers of the Bank shall be a President, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), and a Secretary, all of whom shall be elected by the Board. The President may appoint as officers of the Bank one or more Assistant Vice Presidents. The President shall be the chief executive officer of the Bank and as such shall be primarily responsible for the operation and management of the Bank and shall see that all orders and resolutions of the Board are carried into effect. One person may hold multiple offices. All officers shall hold office until their respective successors are elected and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided. The Board may also appoint such other officers as they shall deem necessary. The officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the Board. They shall have full responsibility for the operation of the Bank under the direction of the Board and executive committee. They shall make a full report to the committees of the Board of matters under consideration or to be considered by such committee and shall see that a full report of the operation of the Bank is made to the Board at each regular meeting.
     Section 2. Resignations; Removal; Vacancies: Any officer of the Bank may resign at any time by giving written notice of resignation to the Bank. Any such resignation shall take effect at the time specified therein or such earlier time as the President shall designate or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. Any officer of the Bank may be removed at any time, with or without cause. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board. In the case of the absence of any officer of the Bank or for any reason deemed sufficient, the powers or duties of that officer may be transferred to any other officer or to any employee of the Bank, provided such transfer is reported to the full Board.
ARTICLE VI
Capital Stock
     Section 1. Ownership: The Bank shall issue shares of stock in accordance with the Capital Plan of the Bank and subject to applicable law and regulations. Stock ownership shall be evidenced by the stock records of the Bank.
     Section 2. Transfers, Repurchases and Redemptions: Transfers, repurchases and redemptions of shares of stock of the Bank shall be effectuated in accordance with the Capital Plan of the Bank and subject to applicable law and regulations. No transfer of shares of stock of the Bank shall be effective unless such transfer has been recorded on the books of the Bank.
     Section 3. Dividends: Subject to the provisions of the Capital Plan of the Bank and applicable law and regulations, the Board may declare and pay dividends on the capital stock of the Bank.

ARTICLE VII
General Provisions
     Section 1. Corporate Seal: The seal of the Bank shall be in such form as is approved by the Board by resolution, and such seal, or facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The seal shall be in the charge of the Secretary and a duplicate of the seal may be kept and used by such officers as may be designated by the Secretary.
     Section 2. Signing of Papers: All contracts, deeds, bonds, assignments, releases, checks, drafts, or orders for payment, or other documents of the Bank shall be signed in the name of the Bank by such officers or employees as may from time to time be designated by the Bank’s President, unless the Board has otherwise directed.
     Section 3. Bylaw Amendments: These bylaws may be altered, amended or repealed and new bylaws may be adopted at any meeting of the Board at which a quorum is present, by a majority vote of the directors present at the meeting so long as notice of the action proposed to be taken in respect of the bylaws shall have been given to each director prior to such meeting.
Article VIII
Indemnification
     Section 1. General: The Bank shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative hereinafter a “Proceeding”), by reason of the fact that the person is or was a director, officer or employee of the Bank, or is or was serving at the request of the Bank as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against all expenses liabilities and losses (including attorneys’ fees and related disbursements, judgments, fines, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding if, as determined in the Board’s sole discretion, such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Bank, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.
     Any director, officer or employee of the Bank who is or was rendering services to the Financial Institutions Retirement Fund, the Financing Corporation, the Resolution Funding Corporation, the Office of Finance, the Council of Federal Home Loan Banks, the Financial Institutions Thrift Plan, or their successors, and any Federal Home Loan Bank System committee, including but not limited to the Bank Presidents Conference, shall be deemed to be serving or have served, at the request of the Bank.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Bank, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     Section 2. Procedure: Any indemnification under Section 1 of this Article VIII (unless ordered by a court) shall be made by the Bank only as authorized in the specific case upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because, in the Board’s sole discretion, the person has met the applicable standard of conduct set forth in such Section 1.
     Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by the Board by a majority vote of directors who were not parties to such action, suit or proceeding or any similar action, suit or proceeding then pending even though less than a quorum (“Disinterested Directors”), or (b) by a committee of such Disinterested Directors designated by majority vote of such Disinterested Directors, even though less than a quorum, or (c) if there are no such Disinterested Directors, or, if such Disinterested Directors so direct, by independent legal counsel in a written opinion.
     Any indemnification or advancement of expenses (including attorneys’ fees, costs and charges) under this Article VIII shall be made promptly, but in any event no later than ninety (90) days after the date of receipt by the Bank of (i) a written request from the person seeking indemnification or (ii) in the case of advancement of expenses, the agreement to repay all amounts so advanced (as required by Section 3). The right to indemnification or advancement of expenses as granted by this Article VIII shall be enforceable by such director, officer or employee in any court of competent jurisdiction, if the Bank denies such request, in whole or in part, or if no disposition thereof is made within ninety (90) days. It shall be a defense to any such action that the claimant has not met the standard of conduct set forth in Section 1 of this Article VIII for the purposes of indemnification and in Section 3 of this Article VIII for the purposes of advancement of expenses, but the burden of proving such defense shall be on the Bank. Neither the Board’s failure to make a determination that indemnification is proper nor the Board’s actual determination that the claimant is not entitled to indemnification hereunder shall be a defense to an action brought by a claimant in a court of competent jurisdiction or create a presumption that the claimant is not entitled to indemnification hereunder.
     Such person’s costs and expenses incurred in connection with successfully establishing a right to indemnification, in whole or in part, in any such action shall also be indemnified by the Bank.

     Section 3. Advancement of Expenses: Expenses (including attorneys’ fees, costs and charges) incurred by a current or former officer, director or employee in defending a Proceeding shall be paid or advanced by the Bank in advance of the final disposition of such Proceeding upon: (i) receipt of an agreement by or on behalf of such person to promptly repay all amounts so advanced in the event that it shall ultimately be determined that the person is not entitled to be indemnified by the Bank as authorized in this Article VIII and (ii) a determination by the Board that it is likely that the person will be entitled to indemnification under this Article VIII.
     Section 4. Rights Not Exclusive: The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to actions in such person’s official capacity and as to actions in another capacity undertaken at the request of the Bank, while holding such office.
     Section 5. Indemnification of Agents of the Bank: The Bank may, to the extent authorized by the Board from time to time, grant rights to indemnification and advancement of expenses to agents of the Bank to the full extent of the provisions of this Article VIII with respect to the indemnification of directors, officers or employees of the Bank.
     Section 6. Insurance: The Bank shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted or threatened against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Bank would have the power to indemnify such person against such liability under the provisions of the Article VIII.
     Section 7. Survival of Rights: The indemnification and advancement of expenses provided by, or granted pursuant to this Article VIII, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     If any portion of this Article VIII shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VIII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.
     All rights to indemnification under this Article VIII shall be deemed to be a contract between the Bank and each director, officer or employee of the Bank who serves or served in such capacity at any time while this Article VIII is in effect. Any repeal or modification of this Article VIII shall not in any way diminish any rights to indemnification or advancement of expenses of such director, officer or employee or the obligations of the Bank arising hereunder with respect to any proceeding arising out of, or relating to, any actions taken or omitted, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article VIII, references to “the Bank” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII, with respect to the resulting or surviving corporation, as the person would if the person had served the resulting or surviving corporation in the same capacity.
     Section 8. Limitation of Liability. A director of the Bank shall not be personally liable to the Bank or its members for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Bank or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.
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Approved by the Board of Directors on January 12, 2006